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                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-95541) and related prospectus of CUseeMe Networks, Inc. for the registration of 1,302,084 shares of its common stock and to the incorporation by reference therein of our report dated February 1, 2000 (except Note 10, as to which the date is February 29, 2000), with respect to the consolidated financial statements of CUseeMe Networks, Inc. (formerly White Pine Software, Inc.) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP

Boston, Massachusetts
August 15, 2000